UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    October 1, 2003



                         BIOPHAN TECHNOLOGIES, INC.
                 --------------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                             0-26057         82-0507874
-----------------------------              -------------      -----------
(State or other jurisdiction                (Commission     (I.R.S. Employer
 of incorporation)                          File Number)    Identification No.)


      150 Lucius Gordon Drive,  Suite 215
            West Henrietta, New York                          14586
      ---------------------------------------               ---------
      (Address of principal executive offices)             (Zip code)



                              (585) 214-2441
                         -------------------------
                      (Registrant's telephone number)



Item 5. Other Events and Regulation FD Disclosure

On October 1, 2003, the Company entered into a Stock Purchase Agreement with SBI Brightline, LLC ("SBI") obligating SBI to purchase, upon the Company's election, up to 11,000,000 shares of the Company's common stock for an aggregate purchase price of $2.9 million. The agreement requires that the Company register the shares for resale by SBI, and SBI's obligation to purchase the shares is contingent on the shares being so registered. After the shares are registered, the Company may elect to sell the shares to SBI in six tranches that must be sold in the following order:

      Number of               Purchase Price
       Shares                  Per Share
      ---------               --------------
      2,000,000                    $.15
      2,000,000                    $.20
      2,000,000                    $.25
      2,000,000                    $.30
      2,000,000                    $.35
      1,000,000                    $.40

Except for the requirement to sell the tranches in order, there is no imitation on when the Company may require SBI to purchase the shares included in any tranche. The Company is not obligated to sell any shares to SBI unless and until it elects to do so. SBI's obligation to purchase the shares is subject to other customary conditions for transactions of this kind.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BIOPHAN TECHNOLOGIES, INC.
                                          --------------------------
                                                 (Registrant)


Date:  October 1, 2003                    /s/Michael L. Weiner
      ----------------                    --------------------
                                               (Signature)

                                          Michael L. Weiner
                                          President, CEO and Director
                                         (Principal Executive Officer)